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                                                                     EXHIBIT 4.7


                              AVIATION GROUP, INC.

                                      AND

                              RAS SECURITIES CORP.

                                 --------------

                               WARRANT AGREEMENT

                           Dated as of March 1, 1996





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         WARRANT AGREEMENT dated as of March 1, 1996 between AVIATION GROUP,
INC., a Texas corporation (the "Company") and RAS SECURITIES CORP., its successors, designees and assigns (hereinafter referred to as "RAS").

                                 WITNESSETH:

         WHEREAS, the Company proposes to issue to RAS warrants ("Warrants") to purchase up to an aggregate of 200,000 shares of common stock, $.01 par value, of the Company's ("Common Stock") if the maximum number of shares (i.e., 500,000) offered pursuant to the Company's Confidential Private Offering Memorandum dated January 15, 1996 (as amended, the "Memorandum") are sold, 120,000 shares of Common Stock if the number of shares (i.e., 300,000) offered in such offering are sold and a pro rata number of shares between 200,000 and 120,000 if the number of shares sold in such offering exceed the number offered but are less than the maximum offered. (One share of Common Stock is hereinafter referred to as a "Warrant Security" and more than one collectively referred to as the "Warrant Securities"); and

         WHEREAS, the Warrants to be issued pursuant to this Agreement will be issued on the Closing Date (as such term is defined in the Agency Agreement between RAS and the Company dated January 19, 1996, the "Agency Agreement") by the Company to RAS in consideration for, and as part of RAS's compensation in connection with RAS acting as the placement agent pursuant to the Agency Agreement;

         NOW, THEREFORE, in consideration of the premises, the agreements set forth herein and in the Agency Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Grant. On each Closing Date under the Agency Agreement, RAS is hereby granted the right to purchase, at any time from the Termination Date (as defined in the Agency Agreement) until 5:00 p.m., New York time on the third anniversary of such Termination Date up to that number of shares of Common Stock (the "Shares") as shall equal the product of





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200,000 times the ratio (the "Offering Ratio") that the aggregate number of
Shares sold though such Closing Date by the Company in the private offering pursuant to the Memorandum (the "Offering") bears to 500,000. Each such grant shall be evidenced by the issuance by the Company of a Warrant Certificate (as defined below) to RAS. Each Warrant Certificate issued on a Closing Date to RAS, except for the initial Closing Date, shall replace and supersede the Warrant Certificate issued to RAS on the immediately preceding Closing Date, and RAS shall return such previously issued Warrant Certificate to the Company for the purpose of cancellation. All exercise price of each Warrant issued on a Closing Date under the Agency Agreement shall equal (subject to adjustment as provided in Section 8 hereof) $1.00 per Warrant Security subject to the terms and conditions of this Agreement. As an example, if a total of 400,000 Shares were sold by the Company in the Offering, the Company would issued to RAS a Warrant to purchase 160,000 Shares (i.e., 200,000 times 400,000 divided by 500,000) at an exercise price of $1.00 per Warrant Security. Except as set forth herein or in the Agency Agreement, the shares issuable upon exercise of the Warrants are in all respects identical to the shares of Common Stock being purchased by the investors pursuant to the terms and provisions of the Memorandum.

         2.       Warrant Certificates. The warrant certificates (the
"Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as requited or permitted by, this Agreement.

         3.       Exercise of Warrant.

                  3.1 Method of Exercise. The Warrants initially are exercisable at an aggregate initial exercise price (subject to adjustment as provided in Section 8 hereof) per Warrant Security set forth in Section 6 hereof payable by certified or official bank check in New York Clearing House funds, subject to adjustment as provided in Section 8 hereof. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Warrant Securities purchased at the Company's principal offices (presently located at 1327 Empire Central, Suite 260, Dallas, Texas





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75247) the registered holder of a Warrant Certificate ("Holder" or "Holders")
shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holders thereof, in whole or part (but not as to fractional shares of the Common Stock). In the case of the purchase of less than all Warrant Securities purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Warrant Securities purchasable thereunder.

                 3.2 Exercise by Surrender of Warrant. In addition to the method of payment set forth in Section 3.1 and in lieu of any cash payment required thereunder, the Holder(s) of the Warrants shall have the right at any time and from time to time to exercise the Warrants in full or in part by surrendering the Warrant Certificate in the manner specified in Section 3.1. The number of shares of Common Stock to be issued pursuant to this Section 3.2 shall be equal to the difference between (a) the number of shares of Common Stock in respect of which the Warrants are exercised and (b) a fraction, the numerator of which shall be the number of shares of Common Stock in respect of which the Warrants are exercised multiplied by the Exercise Price (as hereinafter defined) and the denominator of which shall be the Market Price.

                 3.3 Definition of Market Price. As used herein, the phrase "Market Price" at any date shall be deemed to be the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading or by the Nasdaq National Market ("NNM"), or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted by NNM, the average closing bid price as furnished by the National Association of Securities Dealers, Inc. ("NASD") through Nasdaq or similar organization if Nasdaq is no longer reporting such information, or if the Common Stock is not quoted on Nasdaq, or such similar organization as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it. Notwithstanding the foregoing, for purposes of Section 8,





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the Market Price of a share of Common Stock shall be determined by reference to the relevant information set forth above during the thirty (30) trading days immediately preceding the date of the event requiring the determination of the Market Price (except that, in the event of a public offering of shares of Common Stock, the Market Price of a share of Common Stock shall be determined by reference to the trading day immediately preceding the effective date of the public offering and not such thirty (30) trading day period).

         4. Issuance of Certificates. Upon the exercise of the Warrants, the issuance of certificates for shares of Common Stock and/or other securities, properties or rights underlying such Warrants shall be made forthwith (and in any event within five (5) business days thereafter) without charge to the Holder thereof including, without rotation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         The Warrant Certificates and the certificates representing the Shares (and/or other securities, property or rights issuable upon the exercise of the Warrants) shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

         5. Restriction On Transfer of Warrants. The Holder of a Warrant Certificate, by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment





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and not with a view to the distribution thereof; that the Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for a period of one (1) year from the date hereof, except to officers of RAS. Any such officers of RAS who acquire any Warrants shall be subject to die same restrictions.

         6.      Exercise Price.

                 6.1 Initial and Adjusted Exercise Price. Except as otherwise provided in Section 8 hereof, the initial exercise price of each Warrant shall be $1.00 per Warrant Security. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 8 hereof.

                 6.2 Exercise Price. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

         7.      Registration Rights.

                 7.1 Piggyback Registration. (a) If, at any time commencing after the Termination Date (as defined in the Agency Agreement) and expiring on the seventh (7th) anniversary thereafter, the Company proposes to register any of its securities under the Securities Act of 1933 (the "Act") either for its own account or the account of any other security holder or holders of the Company possessing registration rights ("Other Stockholders") (other than pursuant to Form S-4, Form S-8 or comparable registration statement), it shall give written notice, at least thirty (30) days prior to the filing of each such registration statement, to RAS and to all other Holders of Warrants and/or Shares, of its intention to do so. If RAS or other such Holders notify the Company within twenty-one (21) days after the receipt of any such notice of its or their desire to include any Shares or shares of Common Stock issuable upon the exercise of the Warrants (collectively, the "Registrable Securities") in such proposed registration statement, the Company shall afford RAS and such other Holders of such Registrable Securities the opportunity to have any such securities registered under such registration statement.





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                 (b)      If the registration of which the Company gives notice
is for a registered public offering involving an underwriting, the Company shall so advise RAS and such other Holders as part of the written notice given pursuant to Section 7.1(a) hereof. The right of RAS or any such other Holder to registration pursuant to this Section 7.1 shall be conditioned upon their participation in such underwriting and the inclusion of their Registrable Securities in the underwriting to the extent hereinafter provided. RAS and all other Holders proposing to distribute their securities through such underwriting shall (together with the Company and any officer, directors or Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company. Notwithstanding any other provision of this Section 7.1, if the representative of the underwriter or underwriters advises the Company in writing that marketing factors require a limitation or elimination of the number of shares of Common Stock or other securities to be underwritten, the representative may limit the number of shares of Common Stock or other securities to be included in the registration and underwriting. The Company shall so advise RAS and all other Holders of Registrable Securities requesting registration, and the number of shares of Common Stock or other securities that are entitled to be included in the registration and underwriting shall be allocated among RAS and other Holders requesting registration, in each case, in proportion, as nearly as practicable, to the respective amounts of securities which they had requested to be included in such registration at the time of filing the registration statement.

                 (c) Notwithstanding the provisions of this Section 7.1, the Company shall have the right at any time after it shall have given written notice pursuant to Section 7.1(a) hereof (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

                 7.2 Demand Registration (a) At any time commencing three months following the Termination Date (as defined in the Agency Agreement) and ending on the fifth (5th) anniversary thereafter, the Holders of Registrable Securities representing a "Majority" (as hereinafter defined) of such securities (assuming the exercise of all of the Warrants) (the





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"Initiating Holders") shall have the right (which right is in addition to the registration rights under Section 7.1 hereof), exercisable by written notice to the Company, to have the Company prepare and file with the Commission, on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale of their respective Registrable Securities for up to two hundred and seventy (270) days by such Holders and any other Holders of Registrable Securities, as well as any other security holders possessing similar registration rights, who notify the Company within twenty-one (21) days after receiving notice from the Company of such request.

                 (b) The Company covenants and agrees to give written notice of any registration request under this Section 7.2 by any Holder or Holders to all other registered Holders of Registrable Securities, as well as any other security holders possessing similar registration rights, within ten
(10) days after the date of the receipt of any such registration request.

                 (c) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to
Section 7.2(a) hereof. The right of any Holder to registration pursuant to this
Section 7.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent and subject to the limitations provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities it holds.

                 (d) The Company shall (together with all Holders, officers, directors and Other Stockholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter of underwriters selected for such underwriting by the Initiating Holders, which underwriters) shall be reasonably acceptable to RAS. Notwithstanding any other provision of this Section 7.2, if the representative of the underwriter or underwriters advises the Initiating Holders in writing that marketing factors require a limitation or elimination of the number of shares of Common Stock or other securities to be underwritten, the representative may limit the number of shares of Common Stock or other securities to be included in the registration and underwriting. The Company shall so advise RAS and all Holders of Registrable Securities requesting registration,





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and the number of shares of Common Stock or other securities that are entitled to be included in the registration and underwriting shall be allocated among RAS and other Holders requesting registration, in each case, in proportion, as nearly as practicable, to the respective amounts of securities which they had requested to be included in such registration at the time of filing the registration statement. If the Company or any Holder of Registrable Securities who has requested inclusion in such registration as provided above disapproves of the terms of any such underwriting, such person may elect to withdraw its securities therefrom by written notice to the Company, the underwriter and the Initiating Holders. Any securities so excluded shall be withdrawn from such registration. No securities excluded from such registration by reason of such underwriters' marketing limitations shall be included in such registration. To facilitate the allocation of shares in accordance with this Section 7.2(d), the Company or underwriter or underwriters selected as provided above may round the number of securities of any holder which may be included in such registration to the nearest 100 shares.

                 (e) In the event that the Initiating Holders are unable to sell all of the Registrable Securities for which they have requested registration due to the provisions of Section 7.2(d) hereof and if at that time, the Initiating Holders are not permitted to sell Registrable Securities under Rule 144(k), the Initiating Holders shall be entitled to require the Company to afford the Initiating Holders an opportunity to effect one additional demand registration under this Section 7.2.

                 (f)      In addition to the registration rights under Section
7.1 and subsection (a) of Section 7.2 hereof, at any time commencing three months following the Termination Date (as defined in the Agency Agreement) and expiring five (5) years thereafter any Holder of Registrable Securities shall have the right, exercisable by written request to the Company, to have the Company prepare and file, on one occasion, with the Commission a registration statement so as to permit a public offering and sale for 270 days by any such Holder of its Registrable Securities provided, however, that the provisions of
Section 7.3(b) hereof, shall not apply to any such registration request and registration and all costs incident thereto shall be at the expense of the Holder or Holder's making such request.

                 (g) Notwithstanding anything to the contrary contained herein, if the Company shall not have filed a registration statement for the Registrable Securities of the Initiating Holders





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or the Holder(s) referred to in Section 7.3(f) above (the "Paying Holders"), within the time period specified in Section 7.3(a) below, the Company shall upon the written notice of election of the Initiating Holders or the Paying Holders, as the case may be, repurchase (i) any and all Shares at the higher of the Market Price per share of Common Stock on (x) the date of the notice sent to the Company under Section 7.2(a) or (f), as the case may be, or (y) the expiration of the period specified in Section 7.3(a) and (ii) any and all Warrants at such Market Price less the Exercise Price of such Warrant. Such repurchase shall be in immediately available funds and shall close within five
(5) business days after the expiration of the period specified in Section
7.3(a).

                 7.3 Covenants of the Company With Respect to Registration. In connection with any registration under Sections 7.1 and 7.2 hereof, the Company covenants and agrees as follows:

                 (a) The Company shall use its best efforts to file a registration statement within forty five (45) days of receipt of any demand therefor, shall use its best efforts to have any registration statements declared effective at the earliest practicable time, and shall furnish each Holder desiring to sell Registrable Securities such number of prospectuses as shall reasonably be requested.

                 (b) The Company shall pay all costs, expenses and fees (excluding fees and expenses of Holder(s)' counsel and any underwriting or selling commissions), in connection with all registration statements filed pursuant to Sections 7.1 and 7.2 hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses. If the Company shall fail to comply with the provisions of Section 7.3(a), the Company shall, in addition to any other equitable or other relief available to the Holder(s), extend the exercise period of the Warrants by such number of days as shall equal the delay caused by the Company's failure.

                 (c) The Company will take all necessary action which may be required in qualifying or registering the Registrable Securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s); provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws





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of any such jurisdiction.

                 (d) The Company shall indemnify the Holder(s) of the Registrable Securities to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement except for matters for which the Company is indemnified under subsection 7.3(e) hereof.

                 (e) The Holder(s) of the Registrable Securities to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement.

                 (f) For a period of ninety (90) days after the effectiveness of any registration statement filed pursuant to Section 7.2 hereof, the Company shall not permit any other registration statement (other than (1) a registration statement relating to the securities for which the Company has made available to the Holder(s) of the Registrable Securities piggyback registration rights hereunder and (2) a registration statement filed on Forms S-4 or S-8 or a shelf registration on Form S-3) to be or remain effective during the effectiveness of a registration statement or a shelf registration on Form S-3 filed pursuant to Section 7.2 hereof, without the prior written consent of the Holders of the Registrable Securities representing a Majority of such securities.

                 (g) The Company shall furnish to each Holder participating in the offering and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of





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the closing under the underwriting agreement), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

                 (h) The Company shall as soon as practicable after the effective date of any registration statement filed pursuant to Sections 7.1 and
7.2 hereof, and in any event within 15 months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with Section 11(a) of the act and covering a period of at least 12 consecutive months beginning after the effective date of the registration statement.

                 (i) The Company shall deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and to the managing underwriters, copies of all written correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriters to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the NASD. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder or underwriter shall reasonably request.

                 j) With respect to any registration under Section 7.2 hereof, the Company shall enter into an underwriting agreement with the managing underwriter selected for such underwriting by the Initiating Holders or the Paying Holders, as the case may be, which may be RAS. Such agreement shall be satisfactory in form and substance to the Company, each Holder





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and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Registrable Securities and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters, except as they may relate to such Holders and their intended methods of distribution.

                 (k) For purposes of this Agreement, the term "Majority" in reference to the Holders of Registrable Securities, shall mean in excess of fifty percent (50%) of the then outstanding Warrants and/or Shares that (i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith and (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act.

                 (l) Nothing contained in this Agreement shall be construed as requiring the Holder(s) to exercise their Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

                 (m) In addition to the Registrable Securities, upon the written request therefor, by any Holder(s), the Company shall include in the registration statement any other shares of Common Stock of the Company held by such Holder(s) as of the date of filing of such registration statement, including without limitation restricted shares of Common Stock.

                 7.4 Restrictive Legends. In the event that the Company fails to maintain the effectiveness of the Registration Statement, such that the exercise, in part or in whole, of the Warrants are not, at the time of such exercise, registered under the Act, any certificates representing the Shares underlying the Warrants and any of the other securities issuable upon exercise of the Warrants shall bear the following restrictive legend:

                 The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), and may not be offered or





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                 sold except pursuant to (i) an effective registration
                 statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act is available.

         8.      Adjustments to Exercise Price and Number of Securities.

                 8.1 Computation of Adjusted Exercise Price. Except as hereinafter provided, in the event the Company shall at any time after the date hereof issue or sell any shares of Common Stock including Shares held in the Company's treasury (other than (1) the issuances or sales referred to in Section 8.7 hereof, and (ii) shares of Common Stock issued upon the exercise of any options, rights or warrants to subscribe for shares of Common Stock or
(iii) shares of Common Stock issued upon the direct or indirect conversion or exchange of securities for shares of Common Stock), for a consideration per share less than the Market Price in effect immediately prior to the issuance or sale of such shares, or without consideration, then forthwith upon such issuance or sale, the Exercise Price shall (until another such issuance or sale) be reduced to the price (calculated to the nearest full cent) equal to the quotient derived by dividing (i) an amount equal to the sum of (a) the total number of shares of Common Stock outstanding immediately prior to the issuance or sale of such shares, multiplied by the Exercise Price in effect immediately prior to such issuance or sale, and (b) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issuance or sale; provided, however, that in no event shall the Exercise Price be adjusted pursuant to this computation to an amount in excess of the Exercise Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Rock, as provided by Section 8.3 hereof.

         For the purposes of this Section 8 the term Exercise Price shall mean the Exercise Price per share of Common Stock set forth in Section 6 hereof, as adjusted from time to time pursuant to the provisions of this Section 8.

         For the purposes of any computation to be made in accordance with this
Section 8.1, the





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following provisions shall be applicable:

                 (i) In case of the issuance or sale of shares of Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Common Stock are; offered by the Company for subscription, the subscription price, or, if either of such securities shall be sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price) before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith.

                 (ii) In case of the issuance or sale (other than as a dividend or other distribution on any stock of the Company) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company and shall include any amounts payable to security holders or any affiliates thereof, including without limitation, pursuant to any employment agreement, royalty, consulting agreement, covenant not to compete, earnout or contingent payment right or similar arrangement, agreement or understanding, whether oral or written; all such amounts being valued for the purposes hereof at the aggregate amount payable thereunder, whether such payments are absolute or contingent, and irrespective of the period or uncertainty of payment, the rate of interest, if any, or the contingent nature thereof, provided, however, that if any Holder(s) does not agree with such evaluation, a mutually acceptable independent appraiser shall make such evaluation, the cost of which shall be borne by the Company.

                 (iii) Shares of Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after me opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

                 (iv) The reclassification of securities of the Company other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in subsection (ii) of this Section 8.1.

                 (v) The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights, warrants and upon the conversion or exchange of convertible or exchangeable securities.

                 8.2 Options, Rights, Warrants and Convertible and Exchangeable Securities. In case the Company shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share less than the Market Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, or without consideration, the Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provisions of Section 8.1 hereof, provided that:

                 (a) The aggregate maximum number of shares of Common Stock, as the case may be, issuable under such options, rights or warrants shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, and for a consideration equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration (determined in the same manner as consideration received on the issue or sale of shares in accordance with the terms of the Warrants), if any, received by the Company for such options, rights or warrants.

                 (b) The aggregate maximum number of shares of Common Stock issuable upon conversion or exchange of any convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of shares of Common Stock in accordance with the terms of the Warrants) received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof.

                 (c) If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in subsection (a) of this Section 8.2, or in the price per share at which the securities referred to in subsection (b) of this Section 8.2 are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities.

                 8.3 Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

                 8.4 Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 8, the number of Warrant Securities issuable upon the exercise at the adjusted exercise price of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Securities issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

                 8.5 Definition of Common Stock. For the purpose of this Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Articles of Incorporation of the Company as amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that the Company shall after the date hereof issue securities with greater or superior voting rights than the shares of Common Stock outstanding as of the date hereof, the Holder, at its option, may receive upon exercise of any Warrant either shares of Common Stock or a like number of such securities with greater or superior voting rights.

                 8.6 Merger or Consolidation. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in Section 8. The above provision of this subsection shall similarly apply to successive consolidations or mergers.

                 8.7 No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price shall be made:

                 (a) Upon the issuance or sale of the Warrants or the shares of Common Stock issuable upon the exercise of the Warrants; or

                 (b) If the amount of said adjustment shall be less than two cents (2) per Warrant Security, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least two cents (2) per Warrant Security; or

                 (c) If the Exercise Price would be less than the par value per share of Common Stock.

                 8.8 Dividends and Other Distributions. In the event that the Company shall at any time prior to the exercise of all Warrants declare a dividend (other than a dividend consisting solely of shares of Common Stock) or otherwise distribute to its stockholders any assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another, or any other thing of value, the Holders of the unexercised Warrants shall thereafter be entitled, in addition to the shares of Common Stock or other securities and property receivable upon the exercise thereof, to receive, upon the exercise of such Warrants same property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution as if the Warrants had been exercised immediately prior to such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this subsection 8.8.

         9. Exchange and Replacement of Warrant Certificates. Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Securities in such denominations as shall be designed by the Holder thereof at the time of such surrender.

                 Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

         10. Elimination of Fractional Interests. The Company shall not be required to issue fractional shares of Common Stock upon the exercise of Warrants. Warrants may only be exercised in such multiples as are required to permit the issuance by the Company of one or more whole shares of Common Stock. If one or more Warrants shall be presented for exercise in full at the same time by the same Holder, the number of whole shares of Common Stock which shall be issuable upon such exercise thereof shall be computed on the basis of the aggregate number of shares of Common Stock purchasable on exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions provided herein, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to such fraction multiplied by the then current market value of a share of Common Stock, determined as follows:

                 (1) If the Common Stock is listed, or admitted to unlisted trading privileges on the NYSE or the AMEX, or is traded on the NNM, the current market value of a share of Common Stock shall be the closing sale price of the Common Stock at the end of the regular trading session on the last business day prior to the date of exercise of the Warrants on whichever of such exchanges or NNM had the highest average daily trading volume for the Common Stock on such day; or

                 (2) If the Common Stock is not listed or admitted to unlisted trading privileges, on either the NYSE or the AMEX and is not traded on NNM, but is quoted or reported on Nasdaq, the current market value of a share of Common Stock shall be the average of the representative closing bid and asked prices (or the last sale price, if then reported by Nasdaq) of the Common Stock at the end of the regular trading session on the last business day prior to the date of exercise of the Warrants as quoted or reported on Nasdaq, as the case may be; or

                 (3) If the Common Stock is not listed, or admitted to unlisted trading privileges, on either of the NYSE or the AMEX, and is not traded on NNM or quoted or reported on Nasdaq, but is listed or admitted to unlisted trading privileges on the BSE or another national securities exchange (other than the NYSE or the AMEX), the current market value of a share of Common Stock shall be the closing sale price of the Common Stock at the end of the regular trading session on the last business day prior to the date of exercise of the Warrants on whichever of such exchanges has the highest average daily trading volume for the Common Stock on such day; or

                 (4) If the Common Stock is not listed or admitted to unlisted trading privileges on any national securities exchange, or listed for trading on NNM or quoted or reported on Nasdaq, but is traded in the over-the-counter market, the current market value of a share of Common Stock shall be the average of the last reported bid and asked prices of the Common Stock reported by the National Quotation Bureau, Inc. on the last business day prior to the date of exercise of the Warrants; or

                 (5) If the Common Stock is not listed, admitted to unlisted trading privileges on any national securities exchange, or listed for trading on NNM or quoted or reported on Nasdaq, and bid and asked prices of the Common Stock is not reported by the National Quotation Bureau, Inc., the current market value of a share of Common Stock shall be an amount, not less than the book value thereof as of the end of the most recently completed fiscal quarter of the Company ending prior to the date of exercise, determined in accordance with generally acceptable accounting principles, consistently applied.

         11. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other Securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder.

         12. Notices to Warrant Holders. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

                 (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable other than in cash, or a cash dividend or distribution payable other than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                 (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                 (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; then, in any one or more of said events, the Company shall give written notice of such event to the Holders at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer book, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

         13. Notices.

         All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made and sent when delivered, or mailed by registered or certified mail, return receipt requested:

                 (a) If to the registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

                 (b)      If to the Company, to the address set forth in
Section 3 hereof or to such other address as the Company may designate by notice to the Holders.

         14. Supplements and Amendments. The Company and RAS may from time to time supplement or amend this Agreement without the approval of any Holders of Warrant Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and RAS may deem necessary or desirable and which the Company and RAS deem shall not adversely affect the interests of the Holders of Warrant Certificates.

         15. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.

         16. Governing Law; Submission to Jurisdiction. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.

         The Company, RAS and any other registered Holders hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company, RAS and any other registered Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company, RAS and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 13 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company, RAS and any other registered Holders agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

         17. Entire Agreement; Modification. This Agreement (including the Agency Agreement to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

         18. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

         19. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

         20. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and RAS and any other registered Holder(s) of the Warrant Certificates or Warrants Securities any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole benefit of the Company and RAS and any other registered Holders of Warrant Certificates or Warrant Securities.

         21. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                       AVIATION GROUP, INC.

                                       By: /s/ LEE SANDERS
                                          ----------------------------------
                                          Lee Sanders, President

                                       RAS SECURITIES CORP.

                                       By: /s/ ROBERT A. SCHNEIDER
                                          ----------------------------------
                                          Robert A. Schneider, Chairman

                                                                       EXHIBIT A

                         [FORM OF WARRANT CERTIFICATE]

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                           5:00 P.M., NEW YORK TIME,
                                                    -----,-----
No. W-                            Warrants to Purchase
                                                      -----
                                           Shares of Common
                                  ---------
                                    Stock

                              WARRANT CERTIFICATE

         This Warrant Certificate certifies that ____, or registered assigns, is the registered holder of _____ Warrants to purchase initially, at any time from March 1, 1996 until 5:00 p.m. New York time on February 28, 1999 ("Expiration Date"), up to _____ fully-paid and non-assessable shares of common stock, $.01 par value ("Common Stock") of AVIATION GROUP, INC. a Texas corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of 1.00 per common stock upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Warrant Agreement dated as of March 1, 1996 between the Company and RAS SECURITIES CORP. (the "Warrant Agreement"). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company or by surrender of this Warrant Certificate.

         No Warrant may be exercised after 5:00 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, hereby shall thereafter be void.

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

         The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

         Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

         Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such numbered unexercised Warrants.

         The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of March 1, 1996

                                           AVIATION GROUP, INC.

[SEAL]
                                           By:
                                              ---------------------------
                                               Lee Sanders, President

Attest:

---------------------------
Name:
Title:

                 [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.1]

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase:

                               Warrant Securities
                       --------

and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order Aviation Group, Inc. in the amount of $ _____, all in accordance with the terms of
Section 3.1 of the Warrant Agreement dated as of March 1, 1996 between Aviation Group, Inc. and RAS Securities Corp. The undersigned request that a certificate
for such Securities be registered in the name of          _____________ whose
address is ________ and that such Certificate be delivered to _________ whose address is _____________.

                           Signature
                                    -----------------------------------------
                           (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

                           --------------------------------------------------
                           (Insert Social Security or Other Identifying Number of Holder)

                              [FORM OF ASSIGNMENT]

            (To be executed by the registered holder if such holder
                 desires to transfer the Warrant Certificate.)

         FOR VALUE RECEIVED____________________________hereby sells, assigns and ________________ unto

---------------------------------------------------------------------------
                 (Please print name and address of transferee)

_______ Warrant Certificate, together with all right, title and interest therein, and does hereby reasonably constitute and appoint __________, as Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Date:                            Signature:
     --------------------                  -----------------------------------
                                 (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

                                 ---------------------------------------------
                                 (Insert Social Security or Other Identifying
                                 Number of Assignee)